Exhibit 99.1

NEWBORN ACQUISITION CORP.

Room 801, Building C
SOHO Square, No. 88
Zhongshan East 2nd Road, Huangpu District
Shanghai, 200002, China

SUPPLEMENTAL INFORMATION FOR EXTRAORDINARY GENERAL MEETING

Dear Fellow Shareholder,

You recently received a proxy statement/prospectus for the Newborn Acquisition Corp. extraordinary general meeting of shareholders to be held on Wednesday, March 17, 2021 at 8:00 a.m., Hong Kong Time (7:00 p.m. Eastern Time on March 16, 2021).

We are writing to notify you of important additional information about the extraordinary meeting. The attached supplement to the proxy statement contains information that supplements the proxy statement/prospectus. We urge you to read this supplement, together with the proxy statement/prospectus previously sent to you regarding the proposed business combination with Nuvve Corporation, carefully and in their entirety.

Newborn is asking shareholders to approve the business combination with Nuvve Corporation and the related proposals. The Newborn Board of Directors recommends you vote “For” all proposals. You can find more information on the extraordinary general meeting in the Company’s proxy statement/prospectus at https://www.cstproxy.com/newbornacquisition/2021/proxy.

IT IS EXTREMELY IMPORTANT THAT SHAREHOLDERS VOTE

ON THE MERGER AND ALL RELATED PROPOSALS

Please take a moment now to cast your vote using one of the options listed below:

Vote Online - Log on to the website shown on your Voting Instruction Form (VIF). Please have your VIF in hand to access your control number and follow the on-screen instructions.

Vote By Telephone - Call the toll-free number listed on your (VIF). Please have your VIF in hand to access your control number and follow the recorded instructions.

Vote By Mail - Complete, sign and date the VIF and return it in the enclosed postage paid envelope.

Vote by Verbal Instruction - Contact Advantage Proxy toll free at 1-877-870-8565 or collect at 1-206-870-8565

YOUR PARTICIPATION IS EXTREMELY IMPORTANT - PLEASE VOTE TODAY

If you have any questions relating to the shareholder meeting, voting your shares, or need to request additional proxy materials, you may call our proxy solicitor Advantage Proxy toll-free at 1-877-870-8565 or collect at 1-206-870-8565 or by email to ksmith@advantageproxy.com.

We appreciate your support.

__________________________________________________

IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT YOU SHOULD KNOW THAT

YOUR BROKER WILL NOT VOTE YOUR SHARES IF THEY DON’T RECEIVE INSTRUCTIONS FROM YOU. PLEASE VOTE YOUR SHARES NOW SO YOUR VOTE CAN BE COUNTED WITHOUT DELAY.

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST

SUPPLEMENT NO. 1 DATED MARCH 5, 2021

TO

PROXY STATEMENT

DATED FEBRUARY 16, 2021

NEWBORN ACQUISITION CORP.

Room 801, Building C
SOHO Square, No. 88
Zhongshan East 2nd Road, Huangpu District
Shanghai, 200002, China

On November 11, 2020, we entered into a merger agreement (the “Merger Agreement”), which provides for a business combination between Newborn Acquisition Corp. (the “Company”) and Nuvve Corporation, a Delaware corporation (“Nuvve”). Pursuant to the Merger Agreement, the business combination will be effected in two steps: (i) subject to the approval and adoption of the Merger Agreement by the shareholders of Newborn, Newborn will reincorporate to the State of Delaware by merging with and into NB Merger Corp., a Delaware corporation and wholly-owned subsidiary of Newborn (“PubCo”), with PubCo surviving as the publicly traded entity (the “Reincorporation Merger”); and (ii) immediately after the Reincorporation Merger, Nuvve Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of PubCo (“Merger Sub”), will be merged with and into Nuvve, with Nuvve surviving as a wholly-owned subsidiary of PubCo (the “Acquisition Merger”). The Merger Agreement is by and among Newborn, PubCo, Merger Sub, Nuvve and Ted Smith, an individual, as the representative of the stockholders of Nuvve (“Stockholders’ Representative”).

On February 20, 2021, Newborn and the other parties to the Merger Agreement entered into an amendment (the “Amendment”) to the Merger Agreement. Pursuant to the Amendment, any loans made to Nuvve pursuant to the Payroll Protection Program pursuant to the Coronavirus Aid, Relief, and Economic Security Act, to the extent that such loans are eligible for forgiveness, will be excluded from Nuvve’s indebtedness for purposes of determining the merger consideration to be paid to Nuvve’s stockholders. In addition, in the event that such loans are determined not to be eligible for forgiveness within 12 months following the closing of the merger, the combined company may seek indemnification for such amounts against the shares held in escrow for indemnification purposes. A copy of the Amendment is attached as Exhibit A.

In addition, on February 19, 2021, Newborn issued two unsecured promissory notes (the “Notes”), each in an amount of $287,500 (or an aggregate principal amount of $575,000), to NeoGenesis Holding Co. Ltd., Newborn’s sponsor, and Nuvve respectively, in exchange for the sponsor and Nuvve each depositing such amount into Newborn’s trust account in order to extend the amount of time Newborn has available to complete a business combination with Nuvve. The Notes do not bear interest and mature upon closing of the business combination. In addition, the Notes may be converted by the holder into units of Newborn identical to the units issued in Newborn’s initial public offering at a price of $10.00 per unit (which units would be immediately exchanged for securities of PubCo in accordance with the terms of the Reincorporation Merger).

As a result of the deposit of an additional $575,000 into the trust account as described above, Newborn estimates that the per-share price at which public shares may be redeemed from cash held in the trust account will be approximately $10.169 at the time of the Extraordinary General Meeting (based on the balance in the trust account of approximately $58,471,785.13as of March 5, 2021)

If you have already submitted your proxy card and do not wish to change your vote, there is no need to submit another proxy card in response to this supplement to the proxy statement.

If you have questions about the Amendment, the Notes or any of the other information presented in this supplement or in the proxy statement/prospectus, or if you need additional copies of this supplement, the proxy statement/prospectus or the proxy card, you should contact the Company’s proxy solicitor at:

Advantage Proxy

P.O. Box 13581

Des Moines, WA 98198

Toll Free: 877-870-8565

Collect: 206-870-8565

Email: KSmith@advantageproxy.com

EXHIBIT A

AMENDMENT TO

MERGER AGREEMENT

This Amendment (this “Amendment”) to the Merger Agreement (the “Merger Agreement”), dated as of November 11, 2020, by and among Newborn Acquisition Corp., a Cayman Islands exempted company (the “Parent”), NB Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent (the “Purchaser”), Nuvve Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (the “Merger Sub”), Nuvve Corporation, a Delaware corporation (the “Company”), and Ted Smith, an individual, as the representative of the stockholders of the Company (the “Stockholders’ Representative”), is entered into as of February 20, 2021, by and among the Parent, the Purchaser, the Merger Sub, the Company and the Stockholders’ Representative. All capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings given to such terms in the Merger Agreement.

W I T N E S S E T H :

A. The parties to the Merger Agreement desire to amend the Merger Agreement as expressly provided in this Amendment pursuant to Section 13.2 of the Merger Agreement.

The parties accordingly agree as follows:

ARTICLE I.
AMENDMENTS

1.1 Amendment to Article I. Sections 1.21 to 1.71 of the Merger Agreement are hereby renumbered as Sections 1.22 to 1.72 and a new Section 1.21 is hereby inserted in Article I of the Merger Agreement, which shall read in its entirety as follows:

“1.21 “Eligible PPP Loan” means any loan made to the Company under the Payroll Protection Program pursuant to the Coronavirus Aid, Relief, and Economic Security Act, except to the extent the applicable lender and/or the Small Business Administration has made a determination that any such loan is not eligible for forgiveness, and all requests for review and any available appeals have been exhausted.”

1.2 Amendment to Article VI. Section 4.1(a)(ii) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) The aggregate amount to be paid by the Purchaser at the Closing with respect to the Company Common Stock (other than the Bridge Loan Shares) and the Company Options shall equal (x) $100,000,000, plus (y) the aggregate exercise price of the Company Options outstanding as of the date hereof or issued between the date hereof and the Closing, minus (z) the amount of the Company’s Indebtedness for borrowed money immediately prior to the Closing (after the conversion of the Bridge Loan and other than any Eligible PPP Loan) as set forth in the Closing Statement (the “Closing Merger Consideration”), payable in shares of Purchaser Common Stock in accordance with Section 4.1(b) below.”

1.3 Amendment to Article X.

(a) Section 10.1(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Subject to the terms and conditions of this Article X and from and after the Closing Date, (x) the Purchaser, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assigns (the “Purchaser Indemnified Parties”) shall be indemnified and held harmless against and in respect of any and all out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by the Purchaser Indemnified Parties as a result of or in connection with any breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of the Company Group contained herein, and (y) the Purchaser shall be indemnified and held harmless against and in respect of the amount of any loan which qualifies as an Eligible PPP Loan as of the Closing and is excluded from the calculation of Indebtedness as of the Closing in accordance with the Section 4.1(a)(ii), to the extent (A) the applicable lender and/or the Small Business Administration determines, within twelve (12) months following the Closing, that any such loan is not eligible for forgiveness, and all requests for review and any available appeals have been exhausted, and (B) the Company did not, prior to the Closing, deposit in an escrow account controlled by the applicable lender funds equal to the outstanding balance of the Eligible PPP Loan. Notwithstanding the foregoing, (i) no Purchaser Indemnified Party shall assert any claim, and shall not be entitled to indemnification under clause (x), unless and until the aggregate amount of all Losses indemnifiable hereunder exceeds an amount equal to $560,000 (the “Threshold”), in which event the Purchaser Indemnified Party shall be indemnified for the aggregate amount of all Losses in excess of the Threshold, and (ii) any liability incurred pursuant to the terms of this Article X shall be paid solely by the return for cancellation of the Escrow Shares in accordance with the terms and conditions of an escrow agreement to be entered into at the Closing between the Purchaser, the Company, the Stockholders’ Representative, and Continental Stock Transfer & Trust Company (the “Escrow Agreement”).”

(b) Section 10.4(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(a) In the event that the Purchaser Indemnified Parties are entitled to any indemnification pursuant to this Article X, the Purchaser Indemnified Parties shall be paid exclusively from the Escrow Shares in accordance with the terms of the Escrow Agreement, with such Escrow Shares valued at (i) in the case of any claim for indemnification pursuant to clause (x) of Section 10.1(a), a price per share equal to the five-day trailing average of the mean of the high and low trading prices of Purchaser Common Stock as of the five trading days immediately preceding the satisfaction of such Losses, or (ii) in the case of any claim for indemnification pursuant to clause (y) of Section 10.1(a), a price per share equal to $10.00 (subject to adjustment to reflect any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, with respect to the Purchaser Common Stock subsequent to the Closing Date).”

ARTICLE II.
MISCELLANEOUS

2.1 Remaining Provision; References. Except as expressly modified by this Amendment, the Merger Agreement shall remain in full force and effect. Each reference in the Merger Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Merger Agreement, and each reference in any other document relating to the “Merger Agreement,” “thereunder,” “thereof” or words of like import referring to the Merger Agreement, means and references the Merger Agreement as amended by this Amendment.

2.2 Miscellaneous. Article XI and Article XIII of the Merger Agreement shall apply to this Amendment, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PARENT:

NEWBORN ACQUISITION CORP., a Cayman Islands exempted company

By:	/s/ Wenhui Xiong
	Name:	Wenhui Xiong
	Title:	Chief Executive Officer

PURCHASER:

NB MERGER CORP., a Delaware corporation

By:	/s/ Wenhui Xiong
	Name:	Wenhui Xiong
	Title:	President

MERGER SUB:

NUVVE MERGER SUB INC., a Delaware corporation

By:	/s/ Wenhui Xiong
	Name:	Wenhui Xiong
	Title:	President

COMPANY:

NUVVE CORPORATION, a Delaware corporation

By:	/s/ Gregory Poilasne
	Name:	Gregory Poilasne
	Title:	Chief Executive Officer

STOCKHOLDERS’ REPRESENTATIVE:

/s/ Ted Smith
Ted Smith

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